SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K




                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 8, 2001


                              Hybrid Networks, Inc.
             (Exact name of registrant as specified in this charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



           0-23289                                     77-02520931

(Commission File Number)                 (I.R.S. Employer Identification Number)



                  6409 Guadalupe Mines Road, San Jose, CA 95120
               (Address of principal executive offices) (Zip Code)


                                 (408) 323-6250
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  Other Events


On November 8, 2001, Hybrid Networks, Inc. issued the following Press Release.

         SAN JOSE, Calif., Nov. 8, 2001 - Hybrid Networks Inc. (Nasdaq: HYBR), the worldwide leader in high-capacity MMDS fixed broadband wireless
Internet-access systems, today announced that Michael D. Greenbaum, the company's president and CEO, will lead its sales and marketing initiatives. He will assume the additional responsibilities of Deborah L. Burton, Hybrid's former vice president of sales and marketing, who has left the company.

         Greenbaum, who has been president and CEO of Hybrid Networks since January 2000, has more than 39 years of senior-level management, sales and marketing experience with both publicly traded and private companies in the technology and telecommunications industries

About Hybrid Networks

         Headquartered in San Jose, Calif., Hybrid Networks Inc. designs, develops, manufactures and markets fixed broadband wireless systems that enable telecommunications companies, wireless systems operators and network providers to offer high-speed Internet access to businesses and residences. Hybrid was first to market with patented two-way wireless products that focus on the MMDS and WCS spectrum in the United States. Hybrid's customers include the nation's largest MMDS spectrum holders as well as several system integrators and regional ISPs. With systems in use in 75 markets across six continents, Hybrid is part of more fixed broadband wireless deployments than all of its competitors combined. For more information, call (408) 323-6252 or visit www.hybrid.com.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  November 8, 2001          Hybrid Networks, Inc.



                                  By:    /s/ Michael D. Greenbaum
                                         --------------------------------------
                                         Michael D. Greenbaum
                                         President and Chief Executive Officer

                                       2